                                                                 EXHIBIT 10.56

                          Technology License Agreement

                                    Between

                                US Order, Inc.,

                                      And

                                 VeriFone, Inc.



                            Dated: December 21, 1993

                               TABLE OF CONTENTS

                                                                    Page
ARTICLE 1 - LICENSE.................................................. 1.
     1.1    License Grant............................................ 1.
     1.2    Sublicenses.............................................. 2.

ARTICLE 2 - LIMITATIONS ON USE OF LICENSED RIGHTS.................... 2.
     2.1    Licensee's Use of Licensed Rights........................ 2.
     2.2    Licensed Technology Package.............................. 2.
     2.3    License Rights in the Event of Licensor Bankruptcy....... 3.

ARTICLE 3 - OWNERSHIP; INTELLECTUAL PROPERTY......................... 3.
     3.1    Ownership................................................ 3.
     3.2    Future Inventions and Joint Inventions................... 3.

ARTICLE 4 - TERM..................................................... 3.
     4.1    Term..................................................... 3.
     4.2    Effect of Expiration of Agreement........................ 4.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES........................... 4.
     5.1    Organization and Standing................................ 4.
     5.2    Authority, Approval and Enforceability................... 4.
     5.3    Title to Licensed Technology; Encumbrances............... 5.
     5.4    Intellectual Property Rights............................. 5.
     5.5    Disclosure............................................... 5.

ARTICLE 6 - INDEMNIFICATION.......................................... 6.
     6.1    Indemnification.......................................... 6.
     6.2    Procedure................................................ 6.

ARTICLE 7 - MISCELLANEOUS PROVISIONS................................. 6.
     7.1    Relationship of the Parties.............................. 6.
     7.2    Assignment............................................... 6.
     7.3    Governing Law............................................ 7.
     7.4    Notices.................................................. 7.
     7.5    Amendment................................................ 7.
     7.6    Waiver................................................... 7.
     7.7    Survival................................................. 7.
     7.8    Severability............................................. 7.
     7.9    Entire Agreement of the Parties.......................... 7.

                                     i.

                               TECHNOLOGY LICENSE
                                   AGREEMENT



     THIS AGREEMENT is entered into as of the 21st day of December 1993, (the "Effective Date") by and between US Order, Inc., a Delaware corporation ("Licensor") and VeriFone, Inc., a Delaware ("Licensee").


                                    RECITALS

     WHEREAS, Licensor has developed and owns or has the license to use all intellectual property rights of Licensor, including without limitation all patent, copyright, trademark, trade secret and any other intellectual property rights held by Licensor in any jurisdiction in connection with its current application and operating system software for both front-end terminal devices as well as the back-end host and any communications in-between, as set forth in Exhibit A as attached hereto, together with all updates and derivative works, developed for or on behalf of Licensor (including all source code and all relevant documentation therefor) (the "Licensed Technology"); and

     WHEREAS, the parties hereto have agreed to enter into a Stock Purchase Agreement (the "Stock Purchase Agreement"), a Registration Rights Agreement (the "Registration Rights Agreement"), and an Investment Agreement (the "Investment Agreement"), all of even date herewith; and

     WHEREAS, as partial consideration to induce Licensee to enter into such Agreements, Licensor desires to grant to Licensee and Licensee desires to accept from Licensor, a fully-paid, non-exclusive, world-wide license to practice the Licensed Technology in order to develop, make, have made, use and sell products and derivative works incorporating such Licensed Technology, the use of which is triggered by a Triggering Event (as defined below) during the term of this Agreement and in accordance with the terms hereinafter specified.

     NOW THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties agree as follows:


                                   ARTICLE 1

                                    LICENSE

     1.1 License Grant. Subject to the terms and conditions of this Agreement, including without limitation Articles 2 and 4 hereof, Licensor hereby grants to Licensee during the term of this Agreement a fully-paid, non-exclusive, world-wide license to reproduce, prepare derivative works, distribute, perform and display the Licensed Technology and to practice the

                                       1.

Licensed Technology in order to develop, make, have made, use and sell products and derivative works incorporating such Licensed Technology (the "Licensed Rights").

     1.2 Sublicenses. Licensee shall have the right to grant written sublicenses consistent with the terms of this Agreement after the occurrence of a Triggering Event (as defined below) and upon the written agreement of the sublicensee to abide by the terms of this Agreement.

                                   ARTICLE 2

                     LIMITATIONS ON USE OF LICENSED RIGHTS

     2.1 Licensee's Use of Licensed Rights. Licensee hereby agrees that, notwithstanding the present license grant set forth in Section 1.1 hereof, it shall refrain from using the Licensed Rights in any way and shall keep all Licensed Technology in the manner set forth in Section 2.2 hereof unless and until one of the Triggering Events occurs. As used herein, a "Triggering Event" shall mean (a) a general assignment for the benefit of creditors, or filing of any petition in bankruptcy or for relief under the Title 11 of the United States Code of, by or against Licensor; or (b) Licensor breaches or defaults upon any of its material obligations hereunder and such breach or default is not cured within twenty (20) days of notice thereof. Upon the occurrence of a Triggering Event, all restrictions with respect to Licensee's use of the Licensed Rights shall automatically cease without further action required on any party's part.

     2.2  Licensed Technology Package.

          (a) Upon execution of this Agreement, Licensor shall deliver to Licensee a technical data package consisting of the Licensed Technology, including without limitation all source code and documentation for the Licensed Technology and in such detail that a person skilled in the field can use, modify or reproduce the Licensed Technology (the "Licensed Technology Package"). The Licensed Technology Package shall also include a detailed table of contents and an officer's certificate executed by either the Chief Executive Officer or the President and by the Chief Technical Officer of Licensor (an "Officers' Certificate") to the effect that they have personally inspected the Licensed Technology Package and that the Licensed Technology Package contains all materials required to be delivered pursuant to this Agreement.

          (b) Licensee shall place the Licensed Technology Package in secure storage and shall not use it except as permitted by this Agreement. If Licensor so requests, the Licensed Technology Package shall be sealed by Licensor in the presence of a representative of Licensor. Licensor shall have the right, at any time during the term hereof prior to the occurrence of one of the Triggering Events, to inspect the Licensed Technology Package during normal business hours at the Licensee facility where it is kept, to determine that the seal has not been broken. Such inspections shall not occur more frequently than once in each calendar quarter.

          (c) Licensor shall provide Licensee not less than once per calendar quarter, with an update to the Licensed Technology Package containing any and all updates, changes, fixes and derivatives to the Licensed Technology not previously deposited in the Licensed Technology Package. If there are no such changes or updates to the Licensed Technology

                                       2.

during a calendar quarter, Licensor shall furnish an Officers' Certificate to Licensee certifying that there have been no such changes, updates or
modifications to the Licensed Technology.   Any failure to provide updates
hereunder after notice thereof shall be considered a default under this Agreement.

          (d) The procedures set forth in subsections 2.2(a) and (b) shall also apply to each update delivered pursuant to subsection 2.2(c).

          (e) Licensee agrees to give Licensor one (1) full business day's notice before unsealing any sealed Licensed Technology Package pursuant to this Agreement. Licensor agrees to give Licensee immediate notice of the happening of any event described in clause (a) of subsection 2.1 hereof.

     2.3 License Rights in the Event of Licensor Bankruptcy. In the event that Licensor or its successors or representatives reject or seek to terminate this Agreement in breach of the provisions hereof, including as contemplated under
Section 365 of the Bankruptcy Code, it is acknowledged that this Agreement contemplates the manner in which Licensee may retain its rights in the Licensed Technology, including any other intellectual property rights which may be associated therewith, if Licensee chooses to do so in accordance with Section 365(n) of the Bankruptcy Code. It is the parties' intent that the rights Licensee shall be entitled to retain shall be of the scope provided in Section
1.1 hereof in all items delivered or required to be delivered under the Agreement.

                                   ARTICLE 3

                        OWNERSHIP; INTELLECTUAL PROPERTY

     3.1 Ownership. Licensee acknowledges and agrees that Licensor is and shall remain the sole owner of the Licensed Technology and that Licensee has no rights in or to the Licensed Technology other than the license rights specifically granted herein.

     3.2 Future Inventions and Joint Inventions. Each party acknowledges and agrees that any and all discoveries, know-how, inventions, methods, ideas and the like ("Inventions") made or discovered pursuant to this Agreement solely by its employees shall be owned solely by it and that any and all Inventions made jointly by employees of each shall be jointly owned ("Joint Inventions"), all as determined in accordance with U.S. laws of inventorship. Any modifications made to the Licensed Technology by Licensee hereunder shall be the property of Licensee, and Licensee shall own all right, title and interest in such modifications.

                                   ARTICLE 4

                                      TERM

     4.1 Term. This Agreement will commence as of the Effective Date of this Agreement and, unless sooner terminated as provided hereunder, will terminate upon the earlier of the third anniversary date of the Effective Date or the successful completion by Licensor of

                                       3.

a firmly underwritten public offering managed by underwriters of recognized national standing with gross proceeds to Licensor equal to or in excess of $7,500,000.

     4.2 Effect of Expiration of Agreement. Upon expiration of this Agreement, the Licensed Technology Package shall be returned to Licensor. If no Triggering Event occurred during the term of the Agreement, Licensee shall supply an officer's certificate certifying that Licensee did not break the seal of the Licensed Technology Package.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     Licensor hereby represents and warrants that:

     5.1 Organization and Standing. Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify could have a material adverse effect on the Licensed Rights.

     5.2  Authority, Approval and Enforceability.

          (a) Licensor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all corporate action of Licensor necessary for such execution, delivery and performance has been duly taken.

          (b) No approval of this Agreement or the transactions contemplated hereby is required by the stockholders of Licensor under the Certificate of Incorporation or Bylaws of Licensor, the Delaware General Corporation Law, or otherwise.

          (c) The execution and delivery by Licensor of this Agreement and all documents to be executed by Licensor in connection with the transactions contemplated hereby do not, and the performance and consummation by Licensor of the transactions contemplated by this Agreement will not, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under) any terms or provisions of Licensor's Certificate of Incorporation or Bylaws, each as amended, or any statute, rule, regulation, judicial or governmental decree, order or judgment, agreement, lease or other instrument to which Licensor is a party or to which it or its assets are subject.

          (d) There are no consents or approvals of third parties required in order for Licensor to complete the transfer of the Licensed Technology to Licensee under this Agreement. Licensor has secured, or will have secured prior to the Effective Date, all of the consents and approvals necessary to license and assign to Licensee all of the Licensed Technology free and

                                       4.

clear of any lien, and without violation, breach, conflict with, default under or non-performance of any law, contract, note, debt instrument, security agreement or mortgage, or any other commitment binding upon Licensor or any of the Licensed Technology, without loss or diminution of benefit and use of any Licensed Technology. Not included within the meaning of "Licensed Technology" for purposes of this representation and warranty is any generally available software licensed by Licensor from a third party subject to restrictions prohibiting the transfer of Licensor's license to Licensee.

          (e) No consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or any other governmental body, where failure to obtain such consent, approval, authorization, order, registration, qualification or filing has or will have a material adverse effect on the use of the Licensed Technology, is required for the consummation by Licensor of the transactions contemplated by this Agreement.

          (f) This Agreement and each document to be executed by Licensor in connection with the transactions contemplated hereby is, and upon due execution and delivery by the parties thereto will be, a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its respective terms.

     5.3 Title to Licensed Technology; Encumbrances. Licensor has good, valid and marketable title to all Licensed Technology. None of the Licensed Technology is subject to any lien or conditional sale agreement of any kind.
Not included within the meaning of "Licensed Technology" for purposes of this representation and warranty is any generally available software licensed by Licensor from a third party subject to restrictions prohibiting the transfer of Licensor's license to Licensee.

     5.4  Intellectual Property Rights.

          (a) Except for the Licensed Rights to be licensed pursuant to Section 1.1, there are no other intellectual property rights of Licensor necessary or needed to permit Licensee to use the Licensed Rights. Except for Licensor's ownership of Patent No. 4,947,028, Licensor does not own or license, nor, to Licensor's knowledge except as specifically disclosed in the Stock Purchase Agreement, are there any rights of a third party regarding (i) any patent or patent applications with respect to the Licensed Technology, or (ii) any registered trademarks, trade names, service marks, or the like, or applications therefor.

          (b) Except as specifically disclosed in the Stock Purchase Agreement, no licenses, sub-licenses or other agreements relating to any of the Licensed Technology exist which would limit or restrict the rights of Licensee to use the Licensed Rights or which grant to a third party any rights in any of the Licensed Technology.

     5.5 Disclosure. All facts deemed reasonably material by the Licensor to the Licensed Rights have been disclosed to Licensee. Licensor knows of no facts or circumstances that would adversely affect Licensee's use of its Licensed Rights. To Licensor's knowledge, no representation or warranty by Licensor contained in this Agreement and no statement contained in any certificate, schedule, list or other writing furnished or to be furnished to Licensee

                                       5.

hereunder contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary in order to make the statement therein not misleading.

                                   ARTICLE 6

                                INDEMNIFICATION

     6.1 Indemnification. Licensor agrees to indemnify, hold harmless and defend Licensee, its agents, directors, officers, employees and consultants against any and all claims, suits, losses, damages, costs, fees and expenses including, without limitation, interest, penalties and reasonable attorneys' and expert witnesses' fees resulting from or arising out of a claim that any aspect of the Licensed Rights infringe any patent, copyright or other proprietary rights of any third party and Licensor shall be liable for all losses, damages, liabilities, costs and expenses incurred by Licensee including, without limitation, interest, penalties and reasonable attorneys' and expert witnesses' fees.

     Notwithstanding the foregoing, Licensor shall have no liability to Licensee under this section for any claim or action against Licensee charging infringement based upon any conduct of Licensee involving (a) the use of the Licensed Technology in combination with other products, software, technology or equipment, device or data, if such other products, software, technology or equipment are not recommended, specified or supplied by Licensor, or (b) the alteration or modification of the Licensed Technology by Licensee or Licensee's customers, if such infringement charge would have been avoided in the absence of such combination or alteration.

     6.2 Procedure. The indemnification set forth in Section 6.1 above is effective upon the condition that (1) Licensee gives Licensor prompt written notice of any such claim or action or Licensor is not prejudiced by any delay in notice, and (2) Licensee gives Licensor, at Licensor's expense, full cooperation in the investigation and defense of such claim or action.

                                   ARTICLE 7

                            MISCELLANEOUS PROVISIONS

     7.1 Relationship of the Parties. Neither party is, nor will be deemed to be, an agent or legal representative of the other party for any purpose. Neither party will be entitled to enter into any contracts in the name of or on behalf of the other party, and neither party will be entitled to pledge the credit of the other party in any way or hold itself out as having authority to do so. No party will incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

     7.2 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder will be assignable in part or in whole by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Upon the occurrence of a Triggering Event, Licensee may grant sublicenses under this Agreement; provided, however, that the sublicensee must agree in writing to abide by the terms of this

                                       6.

Agreement. In addition, Licensee's rights hereunder may be assigned to a directly or indirectly wholly owned subsidiary of Licensee or to an entity merging with or acquiring Licensee or substantially all its assets, without the prior written consent of Licensor. This Agreement will be binding upon the successors and permitted assigns of the parties and the name of a party appearing herein will be deemed to include the names of such party's successor's and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment which is not in accordance with this section will be void.

     7.3 Governing Law. This Agreement is made in accordance with and shall be governed and construed in accordance with the laws of the State of California, as applied to contracts executed and performed entirely within the State of California, without regard to conflicts of laws rules.

     7.4 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, or sent by express courier service, to the parties at the addresses below (or at such other address for a party as will be specified by like notice; provided, that notices of a change or address will be effective only upon receipt thereof).

     7.5 Amendment. No amendment, modification or supplement of any provision of the Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each party.

     7.6 Waiver. No provision of the Agreement unless such provision otherwise provides will be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

     7.7 Survival. In the event of termination of this Agreement, Articles 2, 3, 5, 6 and 7 shall survive.

     7.8 Severability. If one of more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.9 Entire Agreement of the Parties. This Agreement constitutes the entire agreement of the parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter hereof.

                                       7.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, including the Exhibit attached hereto and incorporated herein by reference.


VERIFONE, INC. ("Licensee")         US ORDER, INC ("Licensor")



By: /s/                             By: /s/
    ----------------------------        ----------------------------

Name:                               Name:
      --------------------------          --------------------------
              (Print)                               (Print)

Title:                              Title:
       -------------------------           -------------------------
              (Print)                               (Print)

Address:                            Address:

Three Lagoon Drive, Suite 400       13873 Park Center Road, Suite 490
Redwood City, CA  94065             Herndon, VA 22071
Attn:  Legal Department             Attn:  General Counsel
Telephone:   (415) 591-6500         Telephone:  (703) 834-9480
Fax number:  (415) 598-4516         Fax number: (703) 834-9668

                                   EXHIBIT A

                  DETAILED DESCRIPTION OF LICENSED TECHNOLOGY

Source Code and use information is provided for each of the following processes:

Volume I:  TPS (Transaction Processing System) Technical Reference

     PART A: TPS Specification

          A.   Process Specification
          B.   Date Store Specification

     PART A: TPS Execution

          A.   Front End System
          B.   Internal Support System

     PART B: The Data Base Interface

          Appendix A, Triggers Logic Chart
          Appendix B, Front End System Database Interface Flow
          Appendix C, the ISS System Database Interface Flow
          Appendix D, (sysname)_import, (sysname)_export, (sysname)_ramtrx Appendix E, the data format for FES and ISS

     PART C: RAM/FES Table Schemes

Volume II: US Order Code

     The TPS Source Files
     Script and Resource Files

Volume III: Remote Terminal Technical Reference

     PART A: Eagle I Remote Terminal Programmer's Manual

          I.   Introduction
          II.  Low Level Description
          III. Terminal Language
          IV.  Support Tools

     PART [B]: Eagle I remote Terminal Applications Manual

          I.   Introduction
          II.  Integrated Applications

Volume IV:  Eagle II Remote Terminal Technical Documentation: Specification

     PART A: Eagle II Remote Terminal BIOS Interface Requirements
     PART B: Eagle II Remote Terminal Operating System Design Specification PART C: Eagle II Native Applications Design Specification

Volume V:  Internal Support System

     PART A: System Monitor Reference

The Schema

                                     10.